UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
 _______________
Date of Report: February 16, 2024
(Date of earliest event reported)
 _______________
TENET HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
14201 Dallas Parkway
Dallas, TX 75254
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	NYSE
6.875% Senior Notes due 2031	THC31	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.
On February 16, 2024, Tenet Healthcare Corporation (the “Company”) issued a press release announcing that the Company called for redemption of all $2,100 million aggregate principal amount of the Company’s outstanding 4.875% Senior Secured First Lien Notes due 2026 (the “Notes”).
The Notes will be redeemed on March 5, 2024 (the “Redemption Date”) at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed, together with accrued and unpaid interest on the Notes up to, but not including, the Redemption Date.
A notice of redemption will be delivered by the Trustee to all registered holders of the Notes.
Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 shall constitute a notice of redemption of the Notes.
The information contained in this Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such Section 18 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued on February 16, 2024 announcing the redemption of the notes
104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: February 16, 2024	By:	/s/ THOMAS ARNST
Name: Thomas Arnst
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary